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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-58841, 333-02391, 333-00032, 333-67055, 333-20229, 333-58843,
333-32140, 333-37894, 333-01528, 333-30871 and 333-58845, and Form S-3 No.
333-30232) and use in the Form 8-K/A of Vertex Interactive, Inc. of our report dated May 19, 2000, on the combined financial statements of Data Control Systems, Inc. and DCS Capital Corp. as of November 30, 1999 and 1998 and for the years then ended, which combined financial statements appear in the Form 8-K/A.





WithumSmith+Brown
New Brunswick, New Jersey
June 13, 2000